                                                                    EXHIBIT 21.1

                               BEA SYSTEMS, INC.

                        SUBSIDIARIES OF THE REGISTRANT

        Subsidiary Legal Name                   Jurisdiction of Incorporation
        ---------------------                   -----------------------------
        BEA Systems (FSC), Inc.                 Barbados

        BEA International                       Cayman Islands

        BEA Systems, Ltd.                       Canada

        BEA Systems Limitada                    Brazil

        BEASystems SA de CV                     Mexico

        BEA Systems Europoe Gmbh                Germany

        BEA Systems Europe Ltd.                 United Kingdom

        BEA Systems Italia S.P.A.               Italy

        BEA Systems Spain S.A.                  Spain

        BEA Systems Europe N.V.                 Belgium

        BEA Systems Pty Ltd.                    South Africa

        BEA Systems AB                          Sweden

        BEA Systems, Ltd                        United Kingdom

        BEA Systems OY                          Finland

        BEA Systems S.A.                        France

        BEA Systems (Switzerland) Ltd.          Switzerland

        BEA Systems Japan Ltd.                  Japan

        BEA Systems Korea                       Korea

        BEA Systems Pty Ltd.                    Australia

        BEA Systems HK Ltd.                     Hong Kong

        BEA Systems Holland B.V.                Netherlands

        BEA WebXpress, LLC                      Delaware

        Avitek Inc.                             Delaware

        The Theory Center, Inc.                 Delaware

        Technology Resource Group               Massachusetts

        BEA Systems Holding A, Inc.             Delaware

        BEA Systems Holding B. Inc.             Delaware

        BEA Systems Distribution B.V.           Netherlands

        BEA Systems Netherlands B.V.            Netherlands




        Subsidiary Legal Name                    Jurisdiction of Incorporation
        ---------------------                    -----------------------------
        BEA Cayman Holding I                     Cayman Islands

        BEA Cayman Holding II                    Cayman Islands

        BEA Cayman Holding III                   Cayman Islands

        BEA Systems (Ontario), Inc.              Canada

        BEA Systems (Nova Scotia) Company        Canada

        The Object People Limited                United Kingdom

        The Object People GmbH                   Germany

        1395135 Ontario Inc.                     Canada

        The Workflow Automation Company          Canada

        BEA Systems Limited Ireland              Ireland

        BEA Systems New Zealand, Ltd.            New Zealand

        BEA Systems Israel, Ltd.                 Israel

        Bauhaus Technologies, Inc.               Illinois

        Softport Systems, Inc.                   New York